Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements of Conductus, Inc. on Form S-1 (File No. 333-70373), Form S-8 (File Nos. 333-30086, 333-41099, 333-04672, 033-82454, 033-79946, 033-74478 and 333-43620) and on Form S-3 (File Nos. 333-48348 and 333-33664) of our reports dated February 9, 2001, relating to the financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 29, 2001